UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2010

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On August 4, 2010, our Board of Directors, upon the recommendation of our Compensation Committee, approved an increase in compensation to our president and chief executive officer, Lanham Napier.  As a result, Mr. Napier’s base salary increased by $50,000, from $350,000 to $400,000 annually, and his bonus percentage increased from 70% to 100%. The bonus percentage represents the percentage of Mr. Napier’s base salary that is applied against the company's non-equity incentive compensation percentage payout under our non-equity incentive plan which is paid semi-annually.  It should be noted that the non-equity incentive plan provides cash compensation when our company’s financial objectives are achieved and may exceed 100% of the target in periods when our company’s financial objectives are surpassed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date: August 10, 2010	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel